CAYENNE ENTERTAINMENT, INC. STOCK OPTION PLAN.

                   CAYENNE ENTERTAINMENT, INC. STOCK PLAN
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                                 ARTICLE I
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                       NAME, PURPOSE AND DEFINITIONS
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     Section 1.1.  Name.  The Plan shall be known as the "Cayenne
Entertainment Stock Plan."

     Section 1.2. Definitions. Whenever used in the Plan, unless the context clearly indicates otherwise the following terms shall have the following meanings:

      (a)"Award" means an award granted pursuant to Article V.

      (b)"Award Agreement" means an agreement described in Article V hereof entered into between the Company and a Participant setting forth the terms, conditions and limitations applicable to the award granted to the Participant.

      (c)"Committee" means the Committee appointed by the Board from among its members and shall be comprised of not less than two (2) persons, one of whom shall be the Company's President. The Committee may be a standing committee of the Board, such as the compensation committee, if the members of that committee satisfy the requirements of the following sentence. A member of the Committee may be an Employee and shall not be disqualified as a member of the Committee because he or she shall have received an Award; provided, however, that should the participation of a member of the Committee (i) who is an Employee or (ii) has previously received an Award or (iii) who shall receive an Award pursuant to a Committee determination in which he or she shall participate, constitute a disqualifying condition precedent to the grant of an Incentive Stock Option (as defined in Section 5.2), then such person shall not participate in the award of that Incentive Stock Option.

       (d) "Company" shall mean Cayenne Entertainment, Inc.

       (e) "Consultant" shall mean an agent, professional advisor or independent contractor of the company who is not an Officer, Director or Employee.

      (f)"Director" means any individual who is a member of the Company's
Board.

      (g)"Disability" means the inability, in the opinion of the Company's group health insurance carrier (or claims processor, if applicable), of a Participant, because of injury or sickness, to work at a reasonable occupation which is available with the Company or at any gainful occupation for which the Participant is or may become fitted.

       (h)"Employee" means any individual who is a salaried employee of the Company, whether or not he is an Officer or Director.

      (i)"Fair Market Value". In reference to the Shares of the Company means:

     (i) if the Shares are not traded on the National Market System or listed on a national securities exchange, the mean between the bid and asked prices per share last reported by the National Association of Securities Dealers, Inc., for the over-the-counter market on the relevant date, or in the absence of any bid and asked prices on that date, the mean of the bid and asked prices per Share quoted on the next preceding day for which there were such quotations; or

     (ii) if the Shares are not traded on the National Market System or listed on a national securities exchange, and quotations for the Shares are not reported by the National Association of Securities Dealers, Inc., the fair market value determined by the Committee on the basis of available prices for the Shares or in such manner as the Committee shall agree.

     The Committee shall determine the fair market value of any security that is not publicly traded, using such criteria as it may determine, in its sole discretion, to be appropriate for such valuation.

      (j)"Insider" shall mean any person who is subject to Section 16 of the Securities Exchange Act of 1934.

      (k)"Officer" means a duly-elected officer of the Company.

      (l)"Optionee" means a person granted an Option.

      (m)"Participant" means an Employee, Officer or Director designated by the Committee to be eligible for an Award pursuant to this Plan.

      (n)"Plan" shall mean Cayenne Entertainment, Inc. Stock Plan - 2001 Non-Qualified Stock Plan adopted by the Board of Directors at its meeting held on March 31, 2001, and as from time-to-time amended or supplemented as herein provided.

      (o)"Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission is now in force or as such regulation or successor regulation shall be hereafter amended.

      (p)"Section 16" means Section 16 of the Exchange Act or any successor provision and any rules promulgated thereunder as they may be amended from time-to-time.

      (q)"Shares" shall mean Common Stock, no par value, as constituted on March 31, 2001.

      (r)"Stock Appreciation Right" means a right, the value of which is determined relative to the appreciation in value in shares, which may be issued under Section 5.3.

      (s)"Stock Option" means a right to purchase Shares granted pursuant to Section 5.2 and includes Incentive Stock Options and Non-Qualified Stock Options as defined in Section 5.2(a).

     Section 1.3. Purpose. The purpose of this Plan is to aid the Company in attracting and retaining Employees, Officers, Directors and Consultants to secure for the Company the benefits of the incentive inherent in equity ownership by Employees, Officers, Directors and Consultants who are responsible for the continuing growth and success of the Company. Specifically, the Plan provides a mean whereby such Employees, Officers, Directors and Consultants may be given an opportunity, as an incentive to service or to continued service, to purchase or otherwise receive stock of the Company.

     Section 1.4. Term. The Plan shall commence as of March 31, 2001. No Award shall be granted under the Plan after March 31, 2011.

                                  ARTICLE II
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                    SHARES OF STOCK SUBJECT TO THE PLAN
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     Except as otherwise provided in Article VII, the number of Shares which may be issued under the Plan shall be determined from time-to-time by the Board of Directors, voting as a whole; provided. Shares may be issued pursuant to the Plan either from the Company's authorized but unissued stock or from the Company's issued but not outstanding stock (treasury stock). Should any Options granted hereunder not be exercised in the time allowed for such exercise, the Shares relating to such lapsed Options shall be available for issuance under the Plan.

                                 ARTICLE III
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                               ADMINISTRATION
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     Section 3.1  General.  The Plan shall be administered by the Committee.
The Committee shall have full power to construe the Plan and the respective Awards under the Plan, and to establish and amend rules and regulations for its administration. The Plan and all Awards pursuant thereto shall be administered by the Committee so as to permit the Plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if applicable. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee. The determination of the Committee with respect to any matter under the Plan to be acted upon by the Committee shall be conclusive and binding.

     Section 3.2. Duties. The Committee shall have the duty to administer the Plan, and to determine periodically the eligible persons under the Plan and the nature, amount, pricing, timing, and other terms of Awards to be made to such individuals.

     Section 3.3. Powers. The Committee shall have all powers necessary to enable it to carry out its duties under the Plan properly, including without limitation the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, the number of Shares and the terms of any Award Agreements, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern. In addition, the Committee may delegate to the Officers or Employees of the Company the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan, nor as to Awards thereunder as those relate to Insiders, including but not limited to decisions regarding the timing, eligibility, pricing, amount or other material term of such Awards.

     Section 3.4. Intent to Avoid Insider Trading. It is the intent of the Company that the Plan and Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be Insiders, satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 and will not be subjected to avoidable liability thereunder. If any provision of the Plan or Award would otherwise frustrate or conflict with the intent expressed in this Section 3.4, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, the provision shall be deemed void as applicable to Insiders.

                                    ARTICLE IV
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                            ELIGIBILITY AND SELECTION
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     Only Employees, Officers, Directors and Consultants of the Company and
its subsidiaries are eligible to receive Options and Awards under the Plan, and will be referred to herein as "eligible persons." A member of the Committee shall be eligible to participate in the Plan. The Committee shall from time-to-time determine which of the eligible persons shall be granted Options or Awards under the Plan and the number of shares subject to each.

                                    ARTICLE V
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                                      AWARDS
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     Section 5.1.  General.  Awards may include, but are not limited to, those described in this Article V, including its sections. The Committee may grant Awards singly, in tandem, or in combination with other Awards, as the Committee may in its sole discretion determine. Subject to the other provisions of this Plan, Awards also may be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan and any other employee plan of the company.

     Section 5.2. Stock Options. A Stock Option is a right to purchase a specified number of shares of Stock at a specified price during such specified time as the Committee shall determine, subject to the following:

      (a)An option granted may be either of a type that complies with the requirements of incentive stock options as defined in Section 422 of the Code ("Incentive Stock Option") or of a type that does not comply with such requirement ("Non-Qualified Option").

      (b)The exercise price per share of any Incentive Stock Option shall be no less than the Fair Market Value per share of the Stock subject to the option on the date such a Stock Option is granted; provided, that, in the case of a shareholder owning stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company on the date such an Incentive Stock Option is granted (a "10 Percent Shareholder"), the exercise price per share shall be no less than 110 percent of the Fair Market Value per share of the stock subject to the option on the date the Stock Option is granted. The exercise price per share of any Non-Qualified
Option shall be determined by the Committee and may be less than the Fair Market Value per Share subject to the Option on the date such Stock Option is granted.

      (c)An Incentive Stock Option may not be exercisable after the expiration of ten (10) years (or, in the case of a 10 Percent Shareholder, five (5) years) from the date such Stock Option is granted.

             (d) A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares to be purchased.

             (e)The exercise price of the Shares subject to the Stock Option may be paid in cash, or at the discretion of the Committee, may also be paid by the tender of Shares already owned by the Participant, or through a combination of cash and Shares, or through such other means that the Committee determines are consistent with the plan's purpose and applicable law. No fractional Shares will be issued or accepted.

     Section 5.3. Stock Appreciation Rights. A Stock Appreciation Right is a right to receive, upon surrender of the right, but without payment, an amount payable in cash and/or shares of Stock under such terms and conditions as the Committee shall determine, subject to the following:

      (a)A Stock Appreciation Right may be granted in tandem with part or all of, in addition to, or completely independent of a Stock Option or any other Award under this Plan. A Stock Appreciation Right issued in tandem with a Stock Option may be granted at the time of grant of the related Stock Option or at any time thereafter during the term of the Stock Option.

      (b)The amount payable in cash and/or Shares with respect to each right shall be equal in value to a percent of the amount by which the Fair Market Value per Share on the exercise date exceeds the exercise price of the Stock Appreciation Right. The amount payable in Shares, if any, is determined with reference to the Fair Market Value on the date of exercise.

      (c)Stock Appreciation Rights issued in tandem with Stock
Options shall be exercisable only to the extent that the Stock Options to which they relate are exercisable. Upon the exercise of the Stock Appreciation Right, the Participant shall surrender to the Company the underlying Stock Option. Stock Appreciation Rights issued in tandem with Stock Options shall automatically terminate upon the exercise of such Stock Options.

     Section 5.4. Restricted Stock. Restricted Stock is Shares that are issued to a Participant and are subject to such terms, conditions, and restrictions as the Committee deems appropriate, which may include, but are not limited to, restrictions upon the sale, assignment, transfer, or other disposition of the Restricted Stock and the requirement of forfeiture of the Restricted Stock upon termination of employment under certain specified conditions. The Committee may provide for the lapse of any such term or condition or waive any term or condition based on such factors or criteria as the Committee may determine. The Participant shall have, with respect to awards of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive any cash or stock dividends on such Stock.

     Section 5.5. Performance Awards. Performance Awards may be granted under this Plan from time-to-time based on such terms and conditions as the Committee deems appropriate provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. Performance Awards are Awards which are contingent upon the performance of all or a portion of the Company or which are contingent upon the individual performance of the Participant. Performance Awards may be in the form of performance units, performance shares, and such other forms of performance Awards which the Committee shall determine. The Committee shall determine the performance measurements and criteria for such performance awards.

     Section 5.6. Other Awards. The Committee may from time-to-time grant other stock and stock-based Awards under the Plan, including without limitation, Awards issued as bonuses or other compensation for services, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Shares, and dividend equivalents. The Committee shall determine the terms and conditions of such other stock and stock-based Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan.

     Section 5.7. Fractional Shares. No fractional Shares shall be issued upon the exercise of an Option, nor shall any scrip certificates in lieu thereof be issuable at any time. Accordingly, if as a result of any adjustment under the provisions of this Plan or any Option granted pursuant to the Plan, an Optionee would become entitled to a fractional Share, he shall have the right to purchase only the next lower whole number of Shares and no payment or other adjustment will be made with respect to any fractional interest.

                                    ARTICLE VI
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                                 AWARD AGREEMENTS
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     Section 6.1.  General.  Each Award under this Plan shall be evidenced by an Award Agreement setting forth the number of Shares or other security, Stock Appreciation Rights, or units subject to the Award and such other terms and conditions applicable to the Award as are determined by the Committee.

     Section 6.2. Required Terms. In any event, Award Agreements shall include, at a minimum, explicitly or by reference, the following terms:

      (a)Non-Assignability. A provision that the Awards under the Plan shall not be assigned, pledged, or otherwise transferred except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised only by such Participant or by the Participant's guardian or legal representative.

      (b)Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, Disability, death, or other termination of a Participant's employment as an Employee or service as an Officer or Director or Consultant, including but not limited to terms relating to the vesting, time for exercise, forfeiture, or cancellation of an Award in such circumstances.

      (c)Rights of Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record. Except as provided in Article VII, no adjustment shall be made for dividends or other rights unless the Award Agreement specifically requires such adjustment, in which case grants of dividend equivalents or similar rights shall not be considered to be a grant of any other shareholder right.

      (d)Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in Shares or other securities of the Company, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, Shares or other securities may be deducted from the payment to satisfy the obligation in full or in part as long as such withholding of Shares does not violate any applicable laws, rules or regulations of federal, state, or local authorities. The number of shares to be deducted shall be determined by reference to the Fair Market Value of such Shares on the applicable date.

      (e)Holding Period.  In the case of an Award to an Insider:

      (i)of an equity security, a provision stating (or the effect of which is to require) that such security must be held for at least six months (or such longer period as the Committee in its discretion specifies) from the date of acquisition; or

      (ii)of a derivative security with a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; or

     (iii) of a derivative security without a fixed exercise price within the meaning of Section 16, a provision stating (or the effect of which is to require) that at least six months (or such longer period as the Committee in its discretion specifies) must elapse from the date upon which such price is fixed to the date of disposition of the derivative security (other than by exercise or conversion) or its underlying equity security.

     Section 6.3. Optional Terms. Award Agreements may include the following terms:

      (a)Replacement and Substitution.  Any provisions

      (i)permitting the surrender of outstanding Awards or securities held by the Participant in order to exercise or realize rights under other Awards, under similar or different terms, or

      (ii)requiring holders of Awards to surrender outstanding
Awards as a condition precedent to the grant of new Awards under the Plan.

      (b)Other Terms. Such other terms as are necessary and appropriate to effect an Award to the Participant including but not limited to the term of the Award, vesting provisions, deferrals, any requirements for continued employment with the Company, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, or the price, amount, or value of Awards.

                                  ARTICLE VII
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                  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION
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     In the event or a reorganization, recapitalization, Share split, Share dividend, exchange of Shares, combination of Shares, merger, consolidation or any other change in corporate structure of the Company affecting the Shares, or in the event of a sale by the Company of all or a significant part of its assets, or any distribution to its shareholders other than a normal cash dividend, the Committee may make appropriate adjustment in the number, kind, price and value of Shares authorized by this Plan and any adjustments to outstanding Awards as it determines appropriate so as to prevent dilution or enlargement of rights.

                                  ARTICLE VIII
                                  ------------
                          AMENDMENT AND TERMINATION
                          -------------------------

     Section 8.1. Amendment of Plan. The Company expressly reserves the right, at any time and from time-to-time, to amend in whole or in part any of the terms and provisions of the Plan and any or all Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate; provided, however, no amendment may be effective without the approval of the shareholders of the Company if approval of such amendment is required in order that transactions in Company securities under the Plan be exempt from the operation of Section 16(b) of the Exchange Act and if such amendment

      (a)increases the number of Shares which may be issued under the Plan;

      (b)materially modifies the requirements as to eligibility for participation;

      (c)materially increases the benefits accruing to Participants under the Plan; or

      (d)extends the duration beyond the date approved by the shareholders.

     Section 8.2. Termination of the Plan. The Company expressly reserves the right, at any time, to suspend or terminate the Plan and any or all Options and Award Agreements under the Plan to the extent permitted by law for whatever reason(s) the Company may deem appropriate, including, without limitation, suspension or termination as to any Participant.

     Section 8.3. Effective Date and Procedure for Amendment to Termination. Any amendment to the Plan or termination of the Plan may be retroactive to the extent not prohibited by applicable law. Any amendment to the Plan or termination of the Plan shall be made by the Company by resolution of the Board and shall not require the approval or consent of any Participant or beneficiary in order to be effective to the extent permitted by law.

                                   ARTICLE IX
                                   ----------
                                 MISCELLANEOUS
                                 -------------

      Section 9.1.Rights of Employees. Status as an eligible Employee, Officer, Director or Consultant shall not be construed as a commitment that any Award will be made under the Plan to such eligible Employee, Officer, Director or Consultant or to eligible Employees, Officers, Directors and Consultants generally. Nothing contained in the Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee, Officer, Director or Consultant any right to continue in the employ or other service of the Company or constitute any contract or limit in any way the right of the Company to change such persons' compensation or other benefits or to terminate the employment or service of such person with or without cause.

      Section 9.2.Compliance with Law. No certificate for Shares distributable pursuant to this Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended from time-to-time, or any successor statute, the Securities Exchange Act of 1934, as amended from time-to-time, and the requirements of the market systems or exchanges on which the Company's Shares may, at the time, be traded or listed.

     Section 9.3. Unfunded Status. The Plan shall be unfunded. Neither the Company, nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

     Section 9.4. Limits on Liability. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor any Subsidiary nor any member of the Board or the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken, in good faith under the Plan. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each member of the Board and the Committee from and against any and all liability, claims, demands, costs, and expenses (including the costs and expenses of attorneys incurred in connection with the investigation or defense of claims) in any manner connected with or arising out of any actions or inactions in connection with the administration of the Plan except for such actions or inactions which are not in good faith or which constitute willful misconduct.

     Section 9.5. Section References. All references in this Plan to sections or articles shall refer to sections and articles of this Plan unless specifically noted otherwise.

     Section 9.6. Effective Date of Plan. This Plan shall become effective on the date of adoption of the Plan by the Board; provided, however, that the effectiveness of this Plan is subject to its approval and ratification by the shareholders of the Company within one year from the date of adoption hereof by the Company.